EXHIBIT 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Melisa Tezanos
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-2599
	jamie.caulfield@pepsico.com	melisa.tezanos@pepsico.com

PepsiCo Reports Fourth Quarter and Full Year 2012 Results

•	Fourth quarter core[1] EPS $1.09 and reported EPS $1.06

•	Full year core EPS $4.10 and reported EPS $3.92

•

Organic[1] revenue grew 5 percent in the fourth quarter and in the full year. Reported net revenue declined 1 percent for the quarter and 1.5 percent for the full year, reflecting the impact of previously announced structural changes, a 53rd week in 2011 and unfavorable foreign exchange translation

•	For 2013, company targets mid-single-digit organic revenue growth and 7 percent core constant currency[1] EPS growth

•	Company expects to return approximately $6.4 billion to shareholders through dividends and share repurchases in 2013

•	Company announces quarterly dividend increase of 5.6 percent, starting in June 2013

PURCHASE, N.Y. – February 14, 2013 – PepsiCo, Inc. (NYSE: PEP) today reported core earnings per share of $1.09 for the fourth quarter of 2012 and $4.10 for the full year, on organic revenue growth of 5 percent for both the quarter and the full year.

“In 2012, we delivered 5 percent organic revenue growth, reflecting PepsiCo’s many strengths: we’re well positioned in attractive and highly complementary growth categories, our portfolio is diversified with products that have broad appeal and a global footprint that is balanced, and we have an enviable portfolio of iconic brands,” said Chairman and CEO Indra Nooyi.

“We also took a number of significant steps in 2012 that will even better position our business for sustainable, long-term growth; we increased our brand investment, stepped up our innovation, improved our marketplace execution and embarked on an aggressive productivity program that will contribute to our profitability and act as a funding source of future investment.

[1]	Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and management operating cash flow.

“Our recent brand-building initiatives and innovation across the portfolio, including Quaker Real Medleys, Gatorade Energy Chews, Pepsi Next and Doritos Locos Tacos, are translating into success in the marketplace.

“Just as importantly, we remain highly focused on generating attractive returns for our shareholders. We returned $6.5 billion to shareholders in 2012 through a combination of share repurchases and dividends, and today announced an increase in our quarterly dividend that will take effect in June.

“We’re encouraged by the progress we’re making and expect performance in the coming year to be consistent with our long-term targets.”

Operating and Marketplace Highlights

•	Achieved 5 percent organic revenue growth in the quarter and for the full year with a good balance between volume growth[2] and price realization.

•

PepsiCo Americas Foods organic revenue grew 8 percent in the quarter driven by organic revenue gains in all divisions, including Frito-Lay North America, Quaker Foods North America and Latin America Foods. Reported net revenue increased 3.5 percent in the quarter, with declines at FLNA and QFNA due to the impact of an extra reporting week in the fourth quarter of 2011.

•

Frito-Lay North America and PepsiCo Americas Beverages market share trends in the U.S. improved sequentially in the fourth quarter reflecting disciplined execution and significant investments in advertising and marketing.

•

AMEA organic revenue grew 8 percent in the quarter driven by low-double-digit organic volume growth in snacks and mid-single-digit organic volume growth in beverages. Reported net revenue in AMEA declined 13 percent in the fourth quarter, reflecting the impact of structural changes.

•

On an organic basis, emerging and developing market revenue grew 9 percent in the quarter. On a reported basis, emerging and developing market net revenue was even with the prior year quarter, primarily due to beverage refranchisings in China and Mexico.

•	Substantially increased advertising and marketing expense by 50 basis points to 5.7 percent of net revenue during 2012, supporting the company’s long-term brand-building initiatives.

•	Delivered more than $1 billion of productivity savings during 2012 through disciplined cost management programs. The company remains on track to deliver $3 billion in productivity savings by 2015.

•	Management operating cash flow (excluding certain items) was $7.4 billion in 2012. Cash flow from operations was $8.5 billion.

•	Delivered a 20 percent reduction in net capital spending to 4.0 percent of 2012 net revenue.

•	Returned $6.5 billion to shareholders in 2012 through $3.2 billion in share repurchases and $3.3 billion in dividends.

[2]	All 2012 volume growth measures reflect an adjustment to the base year (2011) for divestitures that occurred in 2012 and 2011, and exclude the impact of an extra reporting week in 2011.

Summary of Fourth Quarter Financial Performance

•

Organic revenue grew 5 percent and reported net revenue declined 1 percent. Organic revenue growth was driven by balanced volume growth and effective net pricing. Structural changes, primarily refranchisings in China and Mexico, negatively impacted reported net revenue performance by 3 percentage points. An extra reporting week in the prior year quarter negatively impacted reported net revenue performance by 3 percentage points and foreign exchange translation had less than a 1 percent unfavorable impact in the quarter.

•

Core constant currency operating profit declined 7 percent reflecting the impact of increased commodity costs, increased advertising and marketing expense, higher pension expense, lapping gains related to certain divestitures and asset disposals in the fourth quarter of 2011, partially offset by productivity initiatives. Reported operating profit declined 1.5 percent and included the impacts of a lump sum pension settlement charge in the current year and an extra reporting week in 2011, partially offset by lower restructuring and certain impairment charges and merger and integration charges in the current year.

•

The company’s core effective tax rate was 26.7 percent, below the prior year quarter primarily due to an adjustment to deferred tax liabilities. The company’s reported effective tax rate was 15.4 percent reflecting the benefit of a tax court decision.

•

Core EPS was $1.09 and reported EPS was $1.06. Core EPS excludes a $0.14 per share tax benefit related to a tax court decision, an $0.08 per share charge related to a pension lump sum settlement, a $0.06 per share impact of certain restructuring, impairment and integration charges, and a $0.02 per share impact from mark-to-market net losses on commodity hedges. Mark-to-market gains and losses on commodity hedges are subsequently reflected in core division results when the divisions take delivery of the underlying commodity.

Summary Fourth Quarter 2012 Performance (Percent Growth)

	Reported	Core Constant Currency[a]	Organic[b]
Volume[c]
Snacks			4.5
Beverages			2
Net Revenue	(1)		5
Operating Profit[d]	(1.5)	(7)
EPS	19	(5)

	Volume[c]	Net Revenue	Operating Profit[d]	Organic Revenue	Core Constant Currency Operating Profit
PAF	6[e]	3.5	2	8	(2)
FLNA	5	(1)	3.5	5	3
LAF	8[e]	13	8	13	(4.5)
QFNA	6	(0.5)	(17)	5	(18)

PAB	—	(4)	(1)	2.5	(8)
Europe	1/(1)[f]	1	38	3.5	(10)
AMEA	12/13[f],[g]	(13)	(25)	8	(20)
Total Divisions	6/4[f]	(1)	2.5	5	(5)
Total PepsiCo		(1)	(1.5)	5	(7)

[a]

Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.

[b]

Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and a 53rd week in the fourth quarter of 2011. Please refer to the Glossary for additional information regarding organic results.

[c]	Volume growth measures adjusted to exclude the impact of a 53rd week in the fourth quarter of the base year (2011).
[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2012 and 2011. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	PAF and LAF volumes include 2 percentage points and 4 percentage points of benefit, respectively, related to acquisitions.
[f]	Snacks/Beverages.
[g]

AMEA beverage volume includes an estimated benefit of 6 percentage points relating to co-branded juice drinks in China, after adjustment to include co-branded juice drink volume in China for the fourth quarter of the base year (2011).

Summary Full Year 2012 Performance (Percent Growth)

	Reported	Core Constant Currency[a]	Organic[b]
Volume[c]
Snacks			3
Beverages			1
Net Revenue	(1.5)		5
Operating Profit[d]	(5)	(5)
EPS	(3)	(5)

	Volume[c]	Net Revenue	Operating Profit[d]	Organic Revenue	Core Constant Currency Operating Profit
PAF	5[e]	4	(2)	7	—
FLNA	1	2	1	4	2
LAF	13[e]	9	(2)	14	4
QFNA	1	(1)	(13)	1	(12)

PAB	(1)	(4.5)	(10)	1.5	(11)
Europe	3/1[f,g]	(1)	10	4	3
AMEA	14/10[f,h]	(10)	(16)	10	4
Total Divisions	6/2.5[f]	(1.5)	(4)	5	(3)
Total PepsiCo		(1.5)	(5)	5	(5)

[a]

Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.

[b]

Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and a 53rd week in 2011. Please refer to the Glossary for additional information regarding organic results.

[c]	Volume growth measures adjusted to exclude the impact of a 53rd week in the fourth quarter of the base year (2011).
[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2012 and 2011. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	PAF and LAF volumes include 3 and 9 percentage points of benefit, respectively, related to acquisitions.
[f]	Snacks/Beverages.
[g]	Europe snacks and beverage volumes include 2 percentage points and 1 percentage point of benefit, respectively, related to acquisitions.
[h]

AMEA beverage volume includes an estimated benefit of 4 percentage points relating to co-branded juice drinks in China, after adjustment to include co-branded juice drink volume in China for the fourth quarter of the base year (2011).

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Organic revenue grew 8 percent in the quarter driven by 5 percentage points of organic volume growth and 3 percentage points of effective net pricing. Reported net revenue increased 3.5 percent reflecting a 4-percentage-point negative impact from the extra reporting week in 2011, and a less than 1-percentage-point unfavorable impact from foreign exchange translation. Core constant currency operating profit declined 2 percent, reflecting higher commodity costs and increased advertising and marketing investments across all PAF divisions, partially offset by productivity initiatives and effective net pricing.

For the full year, organic revenue grew 7 percent driven by 2 percentage points of organic volume growth and 5 percentage points of effective net pricing. Reported net revenue grew 4 percent reflecting a 1-percentage-point negative impact from the extra reporting week in 2011, and a 2-percentage-point unfavorable impact from foreign exchange translation. Core constant currency operating profit was even with the prior year, reflecting revenue gains and productivity initiatives, offset by higher commodity costs and increased advertising and marketing investments across all PAF divisions.

Frito-Lay North America (FLNA)

Organic revenue increased 5 percent in the quarter, reflecting a 5-percentage-point increase in organic volume and even effective net pricing. Reported revenue declined 1 percent reflecting the impact from the extra reporting week in the prior year quarter. For the full year, organic revenue grew 4 percent, reflecting a 1-percentage-point contribution from organic volume and 3 percentage points of effective net pricing. Full year reported revenue grew 2 percent, including 2 percentage points of negative impact from the extra reporting week in 2011.

Core constant currency operating profit grew 3 percent in the quarter, and 2 percent for the full year. These results reflect organic revenue gains and productivity initiatives, partially offset by higher commodity costs and a significant increase in advertising and marketing investments.

Latin America Foods (LAF)

Organic revenue grew 13 percent in the quarter, reflecting 3 percentage points of organic volume growth and 10 percentage points of effective net pricing. Reported net revenue also grew 13 percent in the quarter, with a 1-percentage-point benefit from acquisitions and divestitures offset by a 1-percentage-point unfavorable foreign exchange translation impact.

Full-year organic revenue grew 14 percent, reflecting 4 percentage points of organic volume growth and 10 percentage points of effective net pricing. Reported net revenue increased 9 percent and included a 2-percentage-point benefit from acquisitions and divestitures and a 7-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit declined 4.5 percent in the quarter and rose 4 percent for the full year. These results reflect revenue growth and productivity gains offset by increased advertising and marketing expense and commodity cost inflation in both periods as well as lapping a gain from the sale of a fish business in Brazil in the fourth quarter of 2011.

Quaker Foods North America (QFNA)

Organic revenue grew 5 percent in the quarter and 1 percent for the full year driven primarily by organic volume gains. Reported net revenue declined 0.5 percent in the quarter and 1 percent for the full year, reflecting the impact from the extra reporting week in 2011.

Core constant currency operating profit declined 18 percent for the quarter and declined 12 percent for the full year. This was driven principally by higher commodity costs and increased advertising and marketing expense in the quarter and the full year, and by lapping gains from a divestiture and an asset sale in the fourth quarter of 2011.

PepsiCo Americas Beverages (PAB)

Organic revenue grew 2.5 percent in the quarter reflecting organic volume that was even with the prior year and 2.5 percentage points of effective net pricing. Non-carbonated beverages volume grew low-single-digits led by mid-single-digit volume growth at Gatorade, and CSD volume declined approximately 1 percent in the quarter.

For the full year, organic revenue grew 1.5 percent reflecting a 1-percentage-point organic volume decline, 3 percentage points of effective net pricing, and the impact of concentrate shipment timing.

Reported net revenue declines included the impacts of refranchising the division’s Mexican bottling operation in 2011, which had a negative 2-percentage-point impact for the quarter and a negative 5-percentage-point impact for the full year, and of the extra reporting week in 2011, which had a negative 5-percentage-point impact for the quarter, and a negative 1-percentage-point impact for the year.

Core constant currency operating profit declined 8 percent in the quarter and 11 percent for the full year, primarily reflecting increased commodity costs and higher advertising and marketing expense, partially offset by favorable effective net pricing and productivity initiatives. Operating profit comparisons were also impacted by a gain associated with the refranchising of the division’s Mexico bottling operation in the fourth quarter of 2011.

Europe

Organic revenue grew 3.5 percent in the quarter and 4 percent for the full year. This reflected even organic volume and 3 percentage points of effective net pricing in the quarter and even organic volume performance on 4 percentage points of effective net pricing for the full year. Continued healthy volume growth in Russia and parts of Eastern Europe partially offset softer trends in Western Europe for the quarter and the full year.

Reported net revenue grew 1 percent in the quarter, including a 1-percentage-point unfavorable impact from foreign exchange translation, and a 1-percentage-point negative impact from the extra reporting week in 2011. Reported net revenue declined 1 percent for the full year, including a 7-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit declined 10 percent in the quarter and grew 3 percent for the full year, reflecting significantly higher marketing investments and commodity cost inflation partially offset by productivity savings.

Asia, Middle East & Africa (AMEA)

Organic revenue grew 8 percent in the quarter, led by low double-digit organic volume growth in snacks and mid-single-digit organic volume growth in beverages. Reported net revenue declined 13 percent reflecting a 19-percentage-point negative impact from structural changes, principally the refranchising of bottling operations in China and an unfavorable 1-percentage-point impact from foreign exchange translation.

For the full year, organic revenue grew 10 percent led by double-digit organic volume growth in snacks and mid-single-digit organic volume growth in beverages. Including structural changes and foreign exchange translation, reported net revenue declined 10 percent reflecting a 17-percentage-point negative impact from structural changes, principally the refranchising of bottling operations in China, and an unfavorable 3-percentage-point impact from foreign exchange translation.

Core constant currency operating profit declined 20 percent for the fourth quarter and was up 4 percent for the full year. These results include the impact of lapping a gain on divestiture associated with the sale of the division’s minority interest in its franchise bottler in Thailand in the fourth quarter of 2011.

2013 Outlook

For 2013, the company expects 7 percent core constant currency EPS growth versus its fiscal 2012 core EPS of $4.10. Based on the current foreign exchange market consensus, the company expects that foreign exchange translation will have an unfavorable impact of up to 1 point on the company’s full-year core EPS performance in 2013. Excluding the impact of structural changes and foreign exchange translation, organic revenue is expected to grow mid-single-digits, consistent with the company’s long-term targets. The impact of structural changes, principally beverage refranchisings, are expected to reduce organic revenue growth by approximately 1 percentage point for the full year.

For 2013, the company expects low-single-digit commodity inflation, and productivity savings of approximately $900 million. The company also expects advertising and marketing expense to increase at or above the rate of net revenue growth. Below the operating line, the company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 27 percent.

The company is targeting over $9 billion in cash flow from operating activities and more than $7 billion in management operating cash flow (excluding certain items) in 2013. Net capital spending is expected to be approximately $3 billion in 2013, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

Reflecting its commitment to return capital to shareholders, the company announced a new share repurchase program providing for the repurchase of up to $10 billion of PepsiCo common stock from July 1, 2013 through June 30, 2016, which will succeed the current repurchase program that expires on June 30, 2013. The company also announced a 5.6 percent increase in its annualized dividend to $2.27 per share from $2.15 per share, to take effect with the June 2013 payment. Under these programs, the company expects to return a total of $6.4 billion to shareholders in 2013 through dividends of approximately $3.4 billion, and share repurchases of approximately $3.0 billion.

Conference Call

At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss fourth-quarter results and the outlook for 2013. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, unaudited, except year-ended 12/31/2011 amounts)

	Quarter Ended			Year Ended
	12/29/2012	12/31/2011	Change	12/29/2012	12/31/2011	Change

Net Revenue	$19,954	$20,158	(1)%	$65,492	$66,504	(1.5)%

Cost of sales	9,654	9,731	(1)%	31,291	31,593	(1)%
Selling, general and administrative expenses	8,050	8,150	(1)%	24,970	25,145	(1)%
Amortization of intangible assets	37	30	24%	119	133	(11)%

Operating Profit	2,213	2,247	(1.5)%	9,112	9,633	(5)%

Interest expense	(288)	(272)	6%	(899)	(856)	5%
Interest income and other	44	24	89%	91	57	61%

Income before income taxes	1,969	1,999	(1)%	8,304	8,834	(6)%

Provision for income taxes	302	597	(49)%	2,090	2,372	(12)%

Net income	1,667	1,402	19%	6,214	6,462	(4)%

Less: Net income (loss) attributable to noncontrolling interests	6	(13)	n/m	36	19	92%

Net Income Attributable to PepsiCo	$1,661	$1,415	17%	$6,178	$6,443	(4)%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.06	$0.89	19%	$3.92	$4.03	(3)%
Weighted-average common shares outstanding	1,564	1,584		1,575	1,597

Cash dividends declared per common share	$0.5375	$0.515		$2.1275	$2.025

n/m = not meaningful

A – 1

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions and unaudited, except year-ended 12/31/2011 amounts)

	Quarter Ended			Year Ended
	12/29/2012	12/31/2011	Change	12/29/2012	12/31/2011	Change
Net Revenue

Frito-Lay North America	$4,102	$4,155	(1)%	$13,574	$13,322	2%
Quaker Foods North America	815	819	(0.5)%	2,636	2,656	(1)%
Latin America Foods	2,714	2,399	13%	7,780	7,156	9%

PepsiCo Americas Foods	7,631	7,373	3.5%	23,990	23,134	4%

PepsiCo Americas Beverages	6,078	6,311	(4)%	21,408	22,418	(4.5)%

Europe	4,288	4,231	1%	13,441	13,560	(1)%

Asia, Middle East & Africa	1,957	2,243	(13)%	6,653	7,392	(10)%

Total Net Revenue	$19,954	$20,158	(1)%	$65,492	$66,504	(1.5)%

Operating Profit

Frito-Lay North America	$1,114	$1,076	3.5%	$3,646	$3,621	1%
Quaker Foods North America	200	239	(17)%	695	797	(13)%
Latin America Foods	386	358	8%	1,059	1,078	(2)%

PepsiCo Americas Foods	1,700	1,673	2%	5,400	5,496	(2)%

PepsiCo Americas Beverages	735	740	(1)%	2,937	3,273	(10)%

Europe	313	226	38%	1,330	1,210	10%

Asia, Middle East & Africa	117	157	(25)%	747	887	(16)%

Division Operating Profit	2,865	2,796	2.5%	10,414	10,866	(4)%

Corporate Unallocated
Mark-to-Market net impact (Losses)/Gains	(61)	(71)	(14)%	65	(102)	n/m
Merger and Integration Charges	—	(14)	n/m	—	(78)	n/m
Restructuring and Impairment Charges	(2)	(74)	(97)%	(10)	(74)	(86)%
Pension Lump Sum Settlement Charge	(195)	—	n/m	(195)	—	n/m
53rd Week	—	(18)	n/m	—	(18)	n/m
Other	(394)	(372)	6%	(1,162)	(961)	21%

	(652)	(549)	19%	(1,302)	(1,233)	6%

Total Operating Profit	$2,213	$2,247	(1.5)%	$9,112	$9,633	(5)%

n/m = not meaningful

A – 2

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions)

	Year Ended
	12/29/2012	12/31/2011
	(unaudited)
Operating Activities
Net income	$6,214	$6,462
Depreciation and amortization	2,689	2,737
Stock-based compensation expense	278	326
Merger and integration charges	16	329
Cash payments for merger and integration charges	(83)	(377)
Restructuring and impairment charges	279	383
Cash payments for restructuring charges	(343)	(31)
Restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	176	—
Cash payments for restructuring and other charges related to the transaction with Tingyi	(109)	—
Excess tax benefits from share-based payment arrangements	(124)	(70)
Pension and retiree medical plan contributions	(1,865)	(349)
Pension and retiree medical plan expenses	796	571
Deferred income taxes and other tax charges and credits	321	495
Change in accounts and notes receivable	(250)	(666)
Change in inventories	144	(331)
Change in prepaid expenses and other current assets	89	(27)
Change in accounts payable and other current liabilities	548	520
Change in income taxes payable	(97)	(340)
Other, net	(200)	(688)

Net Cash Provided by Operating Activities	8,479	8,944

Investing Activities
Capital spending	(2,714)	(3,339)
Sales of property, plant and equipment	95	84
Acquisition of Wimm-Bill-Dann Foods OJSC (WBD), net of cash and cash equivalents acquired	—	(2,428)
Investment in WBD	—	(164)
Cash payments related to the transaction with Tingyi	(306)	—
Other acquisitions and investments in noncontrolled affiliates	(121)	(601)
Divestitures	(32)	780
Short-term investments, net	61	66
Other investing, net	12	(16)

Net Cash Used for Investing Activities	(3,005)	(5,618)

Financing Activities
Proceeds from issuances of long-term debt	5,999	3,000
Payments of long-term debt	(2,449)	(1,596)
Debt repurchase	—	(771)
Short-term borrowings, net	(1,461)	303
Cash dividends paid	(3,305)	(3,157)
Share repurchases – common	(3,219)	(2,489)
Share repurchases – preferred	(7)	(7)
Proceeds from exercises of stock options	1,122	945
Excess tax benefits from share-based payment arrangements	124	70
Acquisition of noncontrolling interests	(68)	(1,406)
Other financing	(42)	(27)

Net Cash Used for Financing Activities	(3,306)	(5,135)

Effect of exchange rate changes on cash and cash equivalents	62	(67)
Net Increase/(Decrease) in Cash and Cash Equivalents	2,230	(1,876)
Cash and Cash Equivalents – Beginning of Year	4,067	5,943

Cash and Cash Equivalents – End of Year	$6,297	$4,067

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions except per share amounts)

	12/29/2012	12/31/2011
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,297	$4,067
Short-term investments	322	358
Accounts and notes receivable, net	7,041	6,912
Inventories
Raw materials	1,875	1,883
Work-in-process	173	207
Finished goods	1,533	1,737

	3,581	3,827

Prepaid expenses and other current assets	1,479	2,277

Total Current Assets	18,720	17,441

Property, plant and equipment, net	19,136	19,698
Amortizable intangible assets, net	1,781	1,888

Goodwill	16,971	16,800
Other nonamortizable intangible assets	14,744	14,557

Nonamortizable Intangible Assets	31,715	31,357

Investments in noncontrolled affiliates	1,633	1,477
Other assets	1,653	1,021

Total Assets	$74,638	$72,882

Liabilities and Equity
Current Liabilities
Short-term obligations	$4,815	$6,205
Accounts payable and other current liabilities	11,903	11,757
Income taxes payable	371	192

Total Current Liabilities	17,089	18,154

Long-term debt obligations	23,544	20,568
Other liabilities	6,543	8,266
Deferred income taxes	5,063	4,995

Total Liabilities	52,239	51,983

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(164)	(157)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,544 and 1,565 shares, respectively)	26	26
Capital in excess of par value	4,178	4,461
Retained earnings	43,158	40,316
Accumulated other comprehensive loss	(5,487)	(6,229)
Repurchased common stock, in excess of par (322 and 301 shares, respectively)	(19,458)	(17,870)

Total PepsiCo Common Shareholders’ Equity	22,417	20,704

Noncontrolling interests	105	311

Total Equity	22,399	20,899

Total Liabilities and Equity	$74,638	$72,882

A – 4

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions except dollar amounts, unaudited)

	Quarter Ended		Year Ended
	12/29/2012	12/31/2011	12/29/2012	12/31/2011
Beginning Net Shares Outstanding	1,552	1,568	1,565	1,582
Options Exercised/Restricted Stock Units and PEPUnits Converted	4	5	26	22
Shares Repurchased	(12)	(8)	(47)	(39)

Ending Net Shares Outstanding	1,544	1,565	1,544	1,565

Weighted Average Basic	1,546	1,564	1,557	1,576
Dilutive Securities:
Options	10	12	11	14
Restricted Stock Units	7	7	6	6
PEPUnits	—	—	—	—
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,564	1,584	1,575	1,597

Average Share Price for the Period	$69.91	$62.92	$68.34	$65.25
Growth Versus Prior Year	11%	(4)%	5%	1%

Options Outstanding	68	91	76	97
Options in the Money	67	55	66	72
Dilutive Shares from Options	10	12	11	14
Dilutive Shares from Options as a % of Options in the Money	15%	22%	16%	20%

Average Exercise Price of Options in the Money	$58.96	$48.93	$56.42	$51.36

Restricted Stock Units Outstanding	12	12	12	13
Dilutive Shares from Restricted Stock Units	7	7	6	6
Dilutive Shares from PEPUnits	—	—	—	—

Average Intrinsic Value of Restricted Stock Units Outstanding*	$65.60	$62.96	$65.41	$62.93
Average Intrinsic Value of PEPUnits Outstanding*	$64.89	$—	$64.78	$—

*	Weighted average intrinsic value at grant date.

A – 5

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

Organic Growth

Quarters Ended December 29, 2012 and December 31, 2011

(unaudited)

	GAAP Measure	Percent Impact			Non-GAAP Measure
	Reported % Change				Organic % Change*
Net Revenue Year over Year % Change	Quarter Ended 12/29/2012	Acquisitions and divestitures	Foreign exchange translation	53rd week	Quarter Ended 12/29/2012

Frito-Lay North America	(1)	—	—	7	5
Quaker Foods North America	(0.5)	—	(0.5)	5.5	5
Latin America Foods	13	(1)	1	—	13
PepsiCo Americas Foods	3.5	—	—	4	8

PepsiCo Americas Beverages	(4)	2	—	5	2.5

Europe	1	—	1	1	3.5

Asia, Middle East & Africa	(13)	19	1	—	8

Total PepsiCo	(1)	3	0.5	3	5

	GAAP Measure	Percent Impact			Non-GAAP Measure
	Reported % Change				Organic % Change*
Net Revenue Year over Year % Change	Quarter Ended 12/31/2011	Acquisitions and divestitures	Foreign exchange translation	53rd week	Quarter Ended 12/31/2011

Frito-Lay North America	13	—	—	(7)	6
Quaker Foods North America	4	—	—	(5)	(2)
Latin America Foods	7	—	6	—	13
PepsiCo Americas Foods	10	—	2	(4.5)	8

PepsiCo Americas Beverages	—	4	—	(5)	—

Europe	32	(30)	3	(1)	4

Asia, Middle East & Africa	16	—	1	—	17

Total PepsiCo	11	(4)	1.5	(3)	5

*

Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures, foreign exchange translation and a 53rd week in the fourth quarter of 2011 from reported growth.

Note – certain amounts above may not sum due to rounding.

A – 6

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Organic Growth

Years Ended December 29, 2012 and December 31, 2011

(unaudited)

	GAAP Measure	Percent Impact			Non-GAAP Measure
	Reported % Change				Organic % Change*
Net Revenue Year over Year % Change	Year Ended 12/29/2012	Acquisitions and divestitures	Foreign exchange translation	53rd week	Year Ended 12/29/2012

Frito-Lay North America	2	—	—	2	4
Quaker Foods North America	(1)	—	—	2	1
Latin America Foods	9	(2)	7	—	14
PepsiCo Americas Foods	4	(0.5)	2	1	7

PepsiCo Americas Beverages	(4.5)	4.5	—	1	1.5

Europe	(1)	(2)	7	—	4

Asia, Middle East & Africa	(10)	17	3	—	10

Total PepsiCo	(1.5)	3	2.5	1	5

	GAAP Measure	Percent Impact			Non-GAAP Measure
	Reported % Change				Organic % Change*
Net Revenue Year over Year % Change	Year Ended 12/31/2011	Acquisitions and divestitures	Foreign exchange translation	53rd week	Year Ended 12/31/2011

Frito-Lay North America	6	—	—	(2)	3.5
Quaker Foods North America	—	—	(1)	(2)	(2)
Latin America Foods	13	—	(2)	—	11
PepsiCo Americas Foods	7	—	(1)	(1)	5

PepsiCo Americas Beverages	10	**	(1)	(1)	**

Europe	41	**	(3)	—	**

Asia, Middle East & Africa	17	—	(2)	—	16

Total PepsiCo	15	**	(1)	(1)	**

*

Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures, foreign exchange translation and a 53rd week in the fourth quarter of 2011 from reported growth.

**

It is impractical to separately determine and quantify the impact of our acquisitions of PBG and PAS from changes in our pre-existing beverage business since we now manage these businesses as an integrated system.

Note – certain amounts above may not sum due to rounding.

A – 7

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

Quarters Ended December 29, 2012 and December 31, 2011

(unaudited)

	GAAP Measure								Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments							Core* % Change	Percent Impact of	Core Constant Currency* % Change
Operating Profit Year over Year % Change	Quarter Ended 12/29/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Pension lump sum settlement charge	53rd week	Inventory fair value adjust- ments	Quarter Ended 12/29/2012	Foreign exchange translation	Quarter Ended 12/29/2012

Frito-Lay North America	3.5	—	—	(7)	—	—	7	—	3	—	3
Quaker Foods North America	(17)	—	—	(7)	—	—	5	—	(18)	—	(18)
Latin America Foods	8	—	—	(11)	—	—	—	—	(2.5)	(2)	(4.5)
PepsiCo Americas Foods	2	—	—	(8)	—	—	5	—	(1)	(1)	(2)

PepsiCo Americas Beverages	(1)	—	(5)	(7)	—	—	5	(1)	(8)	—	(8)

Europe	38	—	(38)	(12)	—	—	3	—	(10)	—	(10)

Asia, Middle East & Africa	(25)	—	—	(3)	8	—	—	—	(19)	(1)	(20)

Division Operating Profit	2.5	—	(5)	(8)	0.5	—	5	—	(5)	—	(5)

Impact of Corporate Unallocated	(4)	—	(2)	(3)	—	8	—	—	(1.5)	—	(1.5)

Total Operating Profit	(1.5)	—	(7)	(12)	0.5	8	5	—	(7)	—	(7)

Net income Attributable to PepsiCo	17								(6)	—	(7)
Net income Attributable to PepsiCo per common share - diluted	19								(5)	(0.5)	(5)

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core* % Change	Percent Impact of	Core Constant Currency* % Change
Operating Profit Year over Year % Change	Quarter Ended 12/31/2011	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	53rd week	Inventory fair value adjustments	Quarter Ended 12/31/2011	Foreign exchange translation	Quarter Ended 12/31/2011

Frito-Lay North America	10	—	—	8	(7)	—	10	—	10
Quaker Foods North America	9	—	—	8	(6)	—	11	—	11
Latin America Foods	(8)	—	—	12	—	—	4	7	12
PepsiCo Americas Foods	5	—	—	9	(5)	—	9	2	11

PepsiCo Americas Beverages	1	—	(13)	11	(5)	(3)	(7)	1	(6)

Europe	—	—	13	26	(3)	—	36	2	38

Asia, Middle East & Africa	209	—	—	19	—	—	227	5	232

Division Operating Profit	7	—	(2)	12	(5)	(1)	10	1.5	12

Impact of Corporate Unallocated	(7)	5	(3)	5	—	—	—	—	—

Total Operating Profit	1	5	(5)	17	(5)	(1)	11	2	12

Net income Attributable to PepsiCo	4						8	2	9
Net income Attributable to PepsiCo per common share - diluted	5						9	2	11

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note	– certain amounts above may not sum due to rounding.

A – 8

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

Years Ended December 29, 2012 and December 31, 2011

(unaudited)

	GAAP Measure								Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments							Core* % Change	Percent Impact of	Core Constant Currency* % Change
Operating Profit Year over Year % Change	Year Ended 12/29/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Pension lump sum settlement charge	53rd week	Inventory fair value adjustments	Year Ended 12/29/2012	Foreign exchange translation	Year Ended 12/29/2012

Frito-Lay North America	1	—	—	(1)	—	—	2	—	2	—	2
Quaker Foods North America	(13)	—	—	(1)	—	—	2	—	(12)	—	(12)
Latin America Foods	(2)	—	—	—	—	—	—	—	(1.5)	5.5	4
PepsiCo Americas Foods	(2)	—	—	(1)	—	—	1.5	—	(1)	1	—

PepsiCo Americas Beverages	(10)	—	(3)	1	—	—	1	(1)	(12)	1	(11)

Europe	10	—	(9)	(3)	—	—	1	(2)	(3)	6	3

Asia, Middle East & Africa	(16)	—	—	2	17	—	—	—	3	1	4

Division Operating Profit	(4)	—	(2)	—	1	—	1	—	(4)	2	(3)

Impact of Corporate Unallocated	(1)	(2)	(1)	(1)	—	2	—	—	(2)	—	(2)

Total Operating Profit	(5)	(2)	(3)	(1)	1	2	1	(0.5)	(7)	2	(5)

Net income Attributable to PepsiCo	(4)								(8)	2	(6)
Net income Attributable to PepsiCo per common share – diluted	(3)								(7)	2	(5)

	GAAP Measure									Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments								Core* % Change	Percent Impact of	Core Constant Currency* % Change
Operating Profit Year over Year % Change	Year Ended 12/31/2011	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	53rd week	Inventory fair value adjustments	Venezuela currency devaluation	Asset write-off	Foundation contribution	Year Ended 12/31/2011	Foreign exchange translation	Year Ended 12/31/2011

Frito-Lay North America	7	—	—	2	(2)	—	—	—	—	7	—	7
Quaker Foods North America	8	—	—	2	(2)	—	—	—	—	8	(0.5)	8
Latin America Foods	7	—	—	5	—	—	—	—	—	12	(1)	11
PepsiCo Americas Foods	7	—	—	3	(2)	—	—	—	—	8	(0.5)	8

PepsiCo Americas Beverages	18	—	(13)	3	(1)	(12)	—	—	—	(4)	(0.5)	(4)

Europe	15	—	1	4	(1)	(1)	—	—	—	18	(4)	14

Asia, Middle East & Africa	25	—	—	1	—	—	—	—	—	27	(2.5)	24

Division Operating Profit	13	—	(4)	3	(1)	(4)	—	—	—	7	(1)	6

Impact of Corporate Unallocated	3	2	(2)	1	—	—	(1.5)	(2)	(1)	(0.5)	—	(0.5)

Total Operating Profit	16	2	(6)	4	(1.5)	(4)	(1.5)	(2)	(1)	6	(1)	5

Net income Attributable to PepsiCo	2									5	(1)	4
Net income Attributable to PepsiCo per common share – diluted	3									7	(1)	5

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note	– certain amounts above may not sum due to rounding.

A – 9

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

Quarters Ended December 29, 2012 and December 31, 2011

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments						Non-GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Pension lump sum settlement charge	Tax benefit related to tax court decision	Core*
	Quarter Ended 12/29/2012							Quarter Ended 12/29/2012

Cost of sales	$9,654	$(43)	$—	$—	$—	$—	$—	$9,611

Selling, general and administrative expenses	$8,050	$(18)	$(4)	$(86)	$(13)	$(195)	$—	$7,734

Operating profit	$2,213	$61	$4	$86	$13	$195	$—	$2,572

Interest expense	$(288)	$—	$5	$—	$—	$—	$—	$(283)

Provision for income taxes	$302	$27	$3	$10	$—	$64	$217	$623

Net income attributable to PepsiCo	$1,661	$34	$6	$76	$13	$131	$(217)	$1,704

Net income attributable to PepsiCo per common share - diluted	$1.06	$0.02	$—	$0.05	$0.01	$0.08	$(0.14)	$1.09

Effective tax rate	15.4%							26.7%

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	53rd week	Inventory fair value adjustments	Core*
	Quarter Ended 12/31/2011						Quarter Ended 12/31/2011

Cost of sales	$9,731	$—	$—	$—	$(265)	$(5)	$9,461

Selling, general and administrative expenses	$8,150	$(71)	$(155)	$(383)	$(248)	$—	$7,293

Amortization of intangible assets	$30	$—	$—	$—	$(1)	$—	$29

Operating profit	$2,247	$71	$155	$383	$(109)	$5	$2,752

Interest expense	$(272)	$—	$—	$—	$16	$—	$(256)

Interest income and other	$24	$—	$—	$—	$(1)	$—	$23

Provision for income taxes	$597	$20	$31	$97	$(30)	$2	$717

Net income attributable to PepsiCo	$1,415	$51	$124	$286	$(64)	$3	$1,815

Net income attributable to PepsiCo per common share - diluted	$0.89	$0.03	$0.08	$0.18	$(0.04)	$—	$1.15

Effective tax rate	29.9%						28.4%

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 10

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

Years Ended December 29, 2012 and December 31, 2011

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments						Non-GAAP Measure
	Reported							Core*
	Year Ended 12/29/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Pension lump sum settlement charge	Tax benefit related to tax court decision	Year Ended 12/29/2012

Cost of sales	$31,291	$25	$—	$—	$—	$—	$—	$31,316

Selling, general and administrative expenses	$24,970	$40	$(11)	$(279)	$(150)	$(195)	$—	$24,375

Operating profit	$9,112	$(65)	$11	$279	$150	$195	$—	$9,682

Interest expense	$(899)	$—	$5	$—	$—	$—	$—	$(894)

Provision for income taxes	$2,090	$(24)	$4	$64	$(26)	$64	$217	$2,389

Net income attributable to PepsiCo	$6,178	$(41)	$12	$215	$176	$131	$(217)	$6,454

Net income attributable to PepsiCo per common share - diluted	$3.92	$(0.03)	$0.01	$0.14	$0.11	$0.08	$(0.14)	$4.10

Effective tax rate	25.2%							26.9%

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Commodity mark-to- market net impact				Inventory fair value adjustments	Core*
	Year Ended 12/31/2011		Merger and integration charges	Restructuring and impairment charges	53rd week		Year Ended 12/31/2011

Cost of sales	$31,593	$—	$—	$—	$(265)	$(46)	$31,282

Selling, general and administrative expenses	$25,145	$(102)	$(313)	$(383)	$(248)	$—	$24,099

Amortization of intangible assets	$133	$—	$—	$—	$(1)	$—	$132

Operating profit	$9,633	$102	$313	$383	$(109)	$46	$10,368

Interest expense	$(856)	$—	$16	$—	$16	$—	$(824)

Interest income and other	$57	$—	$—	$—	$(1)	$—	$56

Provision for income taxes	$2,372	$31	$58	$97	$(30)	$12	$2,540

Noncontrolling interests	$19	$—	$—	$—	$—	$6	$25

Net income attributable to PepsiCo	$6,443	$71	$271	$286	$(64)	$28	$7,035

Net income attributable to PepsiCo per common share - diluted	$4.03	$0.04	$0.17	$0.18	$(0.04)	$0.02	$4.40

Effective tax rate	26.8%						26.5%

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

A – 11

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

Quarters Ended December 29, 2012 and December 31, 2011

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Pension lump sum settlement charge	Core*
Operating Profit	Quarter Ended 12/29/2012						Quarter Ended 12/29/2012

Frito-Lay North America	$1,114	$—	$—	$(2)	$—	$—	$1,112
Quaker Foods North America	200	—	—	2	—	—	202
Latin America Foods	386	—	—	9	—	—	395

PepsiCo Americas Foods	1,700	—	—	9	—	—	1,709

PepsiCo Americas Beverages	735	—	—	26	—	—	761

Europe	313	—	4	44	—	—	361

Asia, Middle East & Africa	117	—	—	5	13	—	135

Division Operating Profit	2,865	—	4	84	13	—	2,966

Corporate Unallocated	(652)	61	—	2	—	195	(394)

Total Operating Profit	$2,213	$61	$4	$86	$13	$195	$2,572

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	53rd week	Inventory fair value adjustments	Core*
Operating Profit	Quarter Ended 12/31/2011						Quarter Ended 12/31/2011

Frito-Lay North America	$1,076	$—	$—	$76	$(72)	$—	$1,080
Quaker Foods North America	239	—	—	18	(12)	—	245
Latin America Foods	358	—	—	48	—	—	406

PepsiCo Americas Foods	1,673	—	—	142	(84)	—	1,731

PepsiCo Americas Beverages	740	—	35	81	(35)	5	826

Europe	226	—	106	77	(8)	—	401

Asia, Middle East & Africa	157	—	—	9	—	—	166

Division Operating Profit	2,796	—	141	309	(127)	5	3,124

Corporate Unallocated	(549)	71	14	74	18	—	(372)

Total Operating Profit	$2,247	$71	$155	$383	$(109)	$5	$2,752

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these non-core adjustments.

A – 12

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

Years Ended December 29, 2012 and December 31, 2011

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Pension lump sum settlement charge	Core*
Operating Profit	Year Ended 12/29/2012						Year Ended 12/29/2012

Frito-Lay North America	$3,646	$—	$—	$38	$—	$—	$3,684
Quaker Foods North America	695	—	—	9	—	—	704
Latin America Foods	1,059	—	—	50	—	—	1,109

PepsiCo Americas Foods	5,400	—	—	97	—	—	5,497

PepsiCo Americas Beverages	2,937	—	—	102	—	—	3,039

Europe	1,330	—	11	42	—	—	1,383

Asia, Middle East & Africa	747	—	—	28	150	—	925

Division Operating Profit	10,414	—	11	269	150	—	10,844

Corporate Unallocated	(1,302)	(65)	—	10	—	195	(1,162)

Total Operating Profit	$9,112	$(65)	$11	$279	$150	$195	$9,682

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	53rd Week	Inventory fair value adjustments	Core*
Operating Profit	Year Ended 12/31/2011						Year Ended 12/31/2011

Frito-Lay North America	$3,621	$—	$—	$76	$(72)	$—	$3,625
Quaker Foods North America	797	—	—	18	(12)	—	803
Latin America Foods	1,078	—	—	48	—	—	1,126

PepsiCo Americas Foods	5,496	—	—	142	(84)	—	5,554

PepsiCo Americas Beverages	3,273	—	112	81	(35)	21	3,452

Europe	1,210	—	123	77	(8)	25	1,427

Asia, Middle East & Africa	887	—	—	9	—	—	896

Division Operating Profit	10,866	—	235	309	(127)	46	11,329

Corporate Unallocated	(1,233)	102	78	74	18	—	(961)

Total Operating Profit	$9,633	$102	$313	$383	$(109)	$46	$10,368

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these non-core adjustments.

A – 13

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

Net Cash Provided by Operating Activities Reconciliation (in millions)

Year Ended
12/29/2012
Net Cash Provided by Operating Activities	$8,479
Capital Spending	(2,714)
Sales of Property, Plant and Equipment	95

Management Operating Cash Flow	5,860
Discretionary Pension and Retiree Medical Contributions (after-tax)	1,051
Merger and Integration Payments (after-tax)	63
Payments Related to Restructuring Charges (after-tax)	260
Capital Investments Related to the PBG/PAS Integration	10
Capital Investments Related to the Productivity Plan	26
Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	117

Management Operating Cash Flow excluding above Items	$7,387

Emerging and Developing Markets Net Revenue Growth Reconciliation

Quarter Ended
12/29/2012
Reported Emerging and Developing Markets Net Revenue Growth	—%
Impact of Acquisitions and Divestitures	7
Impact of Foreign Currency Translation	1

Emerging and Developing Markets Organic Net Revenue Growth	9%

Net Cash Provided by Operating Activities Reconciliation (in billions)

2013 Guidance
Net Cash Provided by Operating Activities	$	~9
Net Capital Spending		~(3)

Management Operating Cash Flow		~6
Certain Other Items*		~1

Management Operating Cash Flow excluding Certain Other Items	$	~7

*	Certain other items include discretionary pension and retiree medical contributions, merger and integration payments, payments related to restructuring charges, capital investments related to the Productivity Plan and payments related to tax settlements.

Note – certain amounts above may not sum due to rounding.

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Cautionary Statement

Statements in this communication that are “forward-looking statements,” including our 2013 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; changes in the legal and regulatory environment; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in emerging and developing markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from our productivity plan or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade of our credit ratings; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully renew collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; and potential liabilities and costs from litigation or legal proceedings.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.

Glossary

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

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Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges, restructuring and other charges related to the transaction with Tingyi, a pension lump sum settlement charge and a tax benefit related to a tax court decision. In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges, restructuring and impairment charges, an extra reporting week and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. See above for reconciliations of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) merger and integration payments in connection with the PBG, PAS and WBD acquisitions, (3) restructuring payments, (4) capital investments related to the bottling integration, (5) capital investments related to the productivity plan, (6) payments for restructuring and other charges related to the transaction with Tingyi and (7) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

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Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. This measure also excludes the impact of an extra reporting week in 2011. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.

Reconciliation of GAAP and Non-GAAP Information (unaudited)

Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.

Commodity mark-to-market net impact

In the quarter and year ended December 29, 2012, we recognized $61 million of mark-to-market net losses and $65 million of mark-to-market net gains, respectively, on commodity hedges in corporate unallocated expenses. In the quarter and year ended December 31, 2011, we recognized $71 million and $102 million, respectively, of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, metals and energy. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.

Merger and integration charges

In the quarter ended December 29, 2012, we incurred merger and integration charges of $9 million related to our acquisition of WBD, including $4 million recorded in the Europe segment and $5 million recorded in interest expense. In the year ended December 29, 2012, we incurred merger and integration charges of $16 million related to our acquisition of WBD, including $11 million recorded in the Europe segment and $5 million recorded in interest expense. In the quarter ended December 31, 2011, we incurred merger and integration charges of $155 million related to our acquisitions of PBG, PAS and WBD, including $35 million recorded in the PAB segment, $106 million recorded in the Europe segment and $14 million recorded in the corporate unallocated expenses. In the year ended December 31, 2011, we incurred merger and integration charges of $329 million related to our acquisitions of PBG, PAS and WBD, including $112 million recorded in the PAB segment, $123 million recorded in the Europe segment, $78 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also include closing costs and advisory fees related to our acquisition of WBD.

Restructuring and impairment charges

In the quarter ended December 29, 2012, we incurred merger and integration charges of $86 million in conjunction with our multi-year productivity plan (Productivity Plan), including $2 million recorded in the QFNA segment, $9 million recorded in the LAF segment, $26 million recorded in the PAB segment, $44 million recorded in the Europe segment, $5 million recorded in the AMEA segment, $2 million recorded in corporate unallocated expenses, and income of $2 million recorded in the FLNA segment representing adjustments of previously recorded amounts. In the year ended December 29, 2012, we incurred restructuring charges of $279 million in conjunction with our Productivity Plan, including $38 million recorded in the FLNA segment, $9 million recorded in the QFNA segment, $50 million recorded in the LAF segment, $102 million recorded in

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the PAB segment, $42 million recorded in the Europe segment, $28 million recorded in the AMEA segment and $10 million recorded in corporate unallocated expenses. In the quarter and year ended December 31, 2011, we incurred restructuring charges of $383 million in conjunction with our Productivity Plan, including $76 million recorded in the FLNA segment, $18 million recorded in the QFNA segment, $48 million recorded in the LAF segment, $81 million recorded in the PAB segment, $77 million recorded in the Europe segment, $9 million recorded in the AMEA segment and $74 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Restructuring and other charges related to the transaction with Tingyi

In the quarter and year ended December 29, 2012, we recorded restructuring and other charges of $13 million and $150 million, respectively, in the AMEA segment related to the transaction with Tingyi.

Pension lump sum settlement charge

In the quarter and year ended December 29, 2012, we recorded a pension lump sum settlement charge of $195 million.

Tax benefit related to tax court decision

In the quarter and year ended December 29, 2012, we recognized a non-cash tax benefit of $217 million associated with a favorable tax court decision related to the classification of financial instruments.

53rd week impact

In 2011, we had an extra reporting week (53rd week). Our fiscal year ends on the last Saturday of each December, resulting in an extra week of results every five or six years. The 53rd week increased net revenue by $623 million and operating profit by $109 million in the quarter and year ended December 31, 2011.

Inventory fair value adjustments

In the quarter ended December 31, 2011, we recorded $5 million of incremental costs in cost of sales related to hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 31, 2011, we recorded $46 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.

Management operating cash flow (excluding certain items)

Additionally, management operating cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating management operating cash flow which we believe investors should consider in evaluating our management operating cash flow results.

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2013 guidance

Our 2013 core tax rate guidance and our 2013 core constant currency EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges and a one-time charge related to the Venezuela currency devaluation. Our 2013 organic revenue guidance excludes the impact of acquisitions, divestitures and other structural changes. In addition, our 2013 organic revenue and core constant currency EPS guidance excludes the impact of foreign exchange. We are not able to reconcile our full-year projected 2013 core tax rate guidance to our full-year projected 2013 reported tax rate or our 2013 core constant currency EPS growth to our full-year projected 2013 reported EPS growth because we are unable to predict the 2013 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our full-year projected 2013 organic revenue growth to our full-year projected 2013 reported net revenue growth because we are unable to predict the 2013 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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